UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 10, 2004


                            UIL HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)


Connecticut                       1-15995             06-1541045
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(State, or other jurisdiction     (Commission         (IRS Employer
of Incorporation)                 File Number)        Identification No.)



157 Church Street, New Haven, Connecticut             06506
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(Address of principal executive offices)              (Zip Code)



Registrant's Telephone Number,
Including Area Code                                   (203) 499-2000
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                                   None
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(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

UIL Holdings Corporation (UIL Holdings), through its subsidiary United Capital Investments, Inc. (UCI), owns a 25% interest in Cross Sound Cable Company, LLC (Cross-Sound), which owns and operates a 330-megawatt transmission line (cable) connecting Connecticut and Long Island under the Long Island Sound. The project received all necessary permits prior to the cable being installed in the spring of 2002. After installation, it was determined that several sections of the cable in New Haven Harbor were not buried to the depths required by the permits, thus preventing commercial operation of the cable. Cross-Sound subsequently submitted a new permit application to the Connecticut Department of Environmental Protection (CDEP) requesting that the CDEP issue a permit to allow Cross-Sound to operate the cable as installed in its current location through December 31, 2007. This permit application has yet to be acted upon, as there is currently a Connecticut legislative moratorium on installing new gas and utility lines across Long Island Sound.

On August 14, 2003, the day of the blackout that affected the Northeast and the Upper Midwest areas of the United States as well as portions of Canada, the federal Department of Energy (DOE) declared a federal emergency and issued an Emergency Order to allow immediate operation of the Cross-Sound cable, and subsequently issued a new order for the cable to operate until all of the appropriate actions that should be taken to prevent future power outages in the region have been identified and implemented. The Cross-Sound cable has been operating full time since mid-August 2003 and pursuant to the Emergency Order issued by the DOE, either transferring power, or available to transfer power, across the Long Island Sound. Cross-Sound has responded to frequent requests by ISO-New England and ISO-New York to help maintain a steady operating voltage in their respective systems. It also has provided reactive power voltage support and has responded automatically to system instability caused by lightning strikes and equipment outages.

On May 7, 2004, the DOE issued Order No. 202-03-4 which terminated the Emergency Order under which the Cross-Sound cable had been operating since mid-August 2003. In this Order, the DOE noted that the final report issued by the U.S. - Canada Power System Outage Task Force that investigated the August 14, 2003 outage did not identify any particular role that the Cross-Sound cable would have played in preventing the outage, or stopping the spread of the outage, had the cable been in operation on August 14, 2003. The Order called for the operation of the cable to cease no later than May 9, 2004.

At this time UIL Holdings does not believe the termination of the Emergency Order under which the Cross-Sound cable had been operating will have a material impact on UIL Holdings' results of operations or financial condition. The share of Cross-Sound's income allocated to UCI, which derived from an interim operating contract governing Cross-Sound's compensation for operating the cable under the Emergency Order, was not material to UIL Holdings.

In addition, the Connecticut General Assembly passed a bill in early May 2004 extending the existing moratorium on installing new gas and utility lines across Long Island Sound for another year, to early June 2005. This legislation, as enacted, sets forth a process for consideration of a waiver of the moratorium upon an applicant submitting a petition and receiving unanimous approval of such petition by designated legislators and state agency heads. Once this bill becomes law, Cross-Sound expects to prepare such a petition or take other appropriate actions in an effort to resolve permitting issues and gain commercial operation status.


For further information concerning the Cross-Sound cable, see "Item 1. Business
- United Capital Investments, Inc.," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Major Influences - United Capital Investments" in UIL Holdings' 2003 Annual Report on Form 10-K, and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations - Major Influences - United Capital Investments" in UIL Holdings' Quarterly Report on Form 10Q for the period ending March 31, 2004.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            UIL HOLDINGS CORPORATION
                            Registrant



Date:  5/10/2004            By       /s/ Louis J. Paglia
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                                      Louis J. Paglia
                                  Executive Vice President
                                  and Chief Financial Officer